UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2024

Regulus Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35670	26-4738379
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4224 Campus Point Court, Suite 210
San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 202-6300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RGLS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On May 16, 2024, the stockholders of Regulus Therapeutics Inc. (the “Company”) approved an amendment to the Regulus Therapeutics Inc. 2019 Equity Incentive Plan (as amended, the “Amended 2019 Plan”) as described in Item 5.07 below. A summary of the principal features of the Amended 2019 Plan is set forth under the heading “Proposal 5 – Approval of an Amendment to the 2019 Equity Incentive Plan” contained in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission April 19, 2024. The summary is qualified in its entirety by reference to the Amended 2019 Plan, filed as Exhibit 99.1 to this report.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2024 Annual Meeting of Stockholders of Company (the “Annual Meeting”) was held on May 16, 2024. As of April 18, 2024, the record date for the Annual Meeting, 65,465,241 shares of common stock were issued and outstanding. A summary of the matters voted upon at the Annual Meeting and the final voting results are set forth below.

Proposal 1. Election of Directors

The ten persons listed below were elected as directors at the Annual Meeting, each to serve until the Company’s 2025 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

	Votes For	Votes Withheld	Broker Non-Votes
David Baltimore, Ph.D.	38,149,013	359,927	3,688,120
Kathryn J. Collier	38,157,716	351,224	3,688,120
Joseph P. Hagan	38,375,891	133,049	3,688,120
Alice S. Huang, Ph.D.	37,595,731	913,209	3,688,120
Preston Klassen, M.D.	38,147,754	361,186	3,688,120
Jake R. Nunn	38,156,266	352,674	3,688,120
Stelios Papadopoulos, Ph.D.	38,147,155	361,785	3,688,120
William Rastetter, Ph.D.	37,568,471	940,469	3,688,120
Hugh Rosen, M.D., Ph.D.	38,157,572	351,368	3,688,120
Pascale Witz, MBA, MSc	37,834,247	674,693	3,688,120

Proposal 2. The Company’s stockholders ratified the selection by the audit committee of the board of directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024.

Votes For	Votes Against	Abstentions
42,040,910	152,439	3,721

Proposal 3. The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s definitive proxy statement for the Annual Meeting.

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,219,586	223,139	66,215	3,688,130

Proposal 4. The Company’s stockholders approved, on an advisory basis, every year as the preferred frequency for holding stockholder advisory votes on the compensation of the Company’s named executive officers.

One year	Two Years	Three Years	Abstentions	Broker Non-Votes
38,380,997	10,261	36,660	79,471	3,688,130

Based on these results, and consistent with the recommendation of the Company’s Board of Directors, the Company has determined to hold a non-binding stockholder advisory vote on the compensation of the Company’s named executive officers every year until the next required vote on the frequency of stockholder votes on the compensation of executives.

Proposal 5. The Company’s stockholders approved the Amended 2019 Plan which, among other things, increased the number of shares of our common stock authorized for issuance under the 2019 Plan by 9,500,000 shares and modified the calculation of the annual automatic share reserve increase to take into account shares of common stock issuable upon conversion or exercise of convertible preferred stock and prefunded warrants.

Votes For	Votes Against	Abstentions	Broker Non-Votes
32,563,555	5,916,084	29,301	3,688,130

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Regulus Therapeutics Inc. 2019 Equity Incentive Plan, as amended

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regulus Therapeutics Inc.

Date: May 17, 2024	By:	/s/ Joseph Hagan
Joseph Hagan
Chief Executive Officer